                                                                    EXHIBIT 10.2

                             FRANKLIN A. REECE, III
                              EMPLOYMENT AGREEMENT
                             ----------------------

    THIS EMPLOYMENT AGREEMENT (this "Agreement"), dated as of this 29th day of November, 1996 is by and between VIEW TECH, INC., a California corporation with its principal place of business at 950 Flynn Road, Camarillo, California 93012 (hereinafter called the "Employer"), and FRANKLIN A. REECE, III, an individual residing at 45 Garden Street, Cambridge, Massachusetts 02138 (hereinafter called the "Employee").

    WHEREAS, the Employer, USTeleCenters, Inc., a Massachusetts corporation ("UST"), and View Tech Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of Employer ("VTAI"), are parties to an Agreement and Plan of Merger dated September 5, 1996, as amended, whereby UST will be merged with and into VTAI (the "Merger"); and

    WHEREAS, the Employer desires to employ the Employee, who served as President and Chief Executive Officer of UST prior to the Merger, as an officer of Employer and VTAI in charge of the UST business unit after the Merger, and the Employee desires to accept such employment, all upon the terms and conditions set forth below.

    NOW, THEREFORE, in consideration of the premises and mutual promises hereinafter set forth, the parties hereto hereby mutually agree as follows:

    1. Employment. The Employer hereby employs the Employee, and the Employee
       ----------
hereby accepts such employment, upon and subject to the terms and conditions set forth herein.

    2. Effective Date and Term. This Agreement shall take effect as of the date
       -----------------------
hereof (the "Effective Date") and shall continue thereafter in full force and effect until December 31, 1998 (the "Expiration Date"). The Employee shall begin working for the Employer on the Effective Date.

    3. Title and Duties; Extent of Services. The Employee shall promote the
       ------------------------------------
business and affairs of VTAI initially as President and Chief Executive Officer of VTAI, in charge of the UST business unit acquired by the Employer in the Merger. The Employee shall have management authority, duties and responsibilities with respect to the UST business unit of the Employer customarily associated with the management authority, duties and responsibilities of a President and Chief Executive Officer of a corporation similar to UST immediately prior to the Merger. The Employee shall also serve as an officer of the Employer and, until the Expiration Date, as a Director of the Employer and VTAI. The Employee shall report and be responsible to the VTAI's Board of Directors (the "Board"), and shall devote his full efforts, time, attention and energies to the business and affairs of View Tech and VTAI, provided, however, that nothing in this Agreement or in the Employee's
--------  -------
employment relationship with the Employer shall prevent the Employee from having an ownership interest in, and from rendering services to, other companies or entities so long as any such ownership interest of the Employee or any such services rendered by the Employee to any such other companies or entities do not interfere with the reasonable performance of the Employee's duties and responsibilities hereunder. Until the Expiration Date, the Employee will perform his duties hereunder from the offices of VTAI (formerly the offices of UST) located in Boston, Massachusetts, except for periodic travel as contemplated in Section 4 below. The Employee shall be entitled to attend all senior management meetings of Employer, at Employer's sole cost and expense.

     4.  Travel. The Employee shall not be required to take overnight business
         ------
trips without his reasonable consent.

     5.  Compensation and Benefits.
         -------------------------

     5.1  Salary. The Employer shall pay the Employee a salary at the annual
          ------
rate of $150,000.00. The Employee's salary may be increased from time to time by the Compensation Committee of the Employer (in the absence thereof, by the Board of Directors of the Employer). The Employee's salary, as increased from time to time based on the foregoing calculation (hereinafter, the "Salary"), shall not be decreased without the consent of the Employee. The Employee's Salary shall be paid in accordance with the Employer's payroll practices as in effect from time to time.

     5.2  Performance Bonus. For each of the Employer's fiscal years commencing
          -----------------
with the Employer's 1997 fiscal year, the Employee shall be entitled to receive from the Employer an annual cash bonus (the "Annual Bonus") determined in accordance with the Employer's executive bonus plan applicable to other senior executive officers of Employer; provided, however, Employee shall be entitled to
                                --------  -------
(i) a cash bonus for calendar year 1996 determined under the UST 1996 Compensation Plan and based on the combined operations of UST from January 1, 1996 until the effective date of the Merger and the operations of VTAI from the effective date of the Merger until December 31, 1996, (ii) a minimum cash bonus of $25,000 for the Employer's 1997 fiscal year and (iii) a minimum cash bonus of $25,000 for the Employer's 1998 fiscal year. The Employer shall pay to the Employee the Annual Bonus for any given fiscal year or calendar year no later than sixty (60) days after the end of such fiscal or calendar year.

     5.3 Health and Dental Insurance. The Employee shall be entitled, on a
         ---------------------------
family coverage basis to participate in the health insurance plan (the "Employer's Health Plan") and the dental insurance plan (the "Employer's Dental Plan") generally made available to and on the same terms as the Employer's senior executives; provided, however, that if the Employer's Health Plan does
                   --------  -------
not provide coverage similar to the Employee's health insurance coverage provided by UST, the Employee shall be entitled to obtain health insurance coverage similar to the Employee's health insurance coverage provided by UST at the Employer's cost and expense in the same proportion as borne by UST; and, provided, further, that if the Employer's Dental Plan does not provide coverage
--------  -------
similar to the Employee's dental insurance coverage provided by UST, the Employee shall be entitled to obtain dental insurance coverage similar to the Employee's dental insurance coverage provided by UST at Employer's cost and expense in the same proportion as borne by UST.

     5.4. Disability Insurance. The Employee shall be entitled to participate,
          --------------------
at the Employer's sole cost and expense, in the long-term disability insurance plan generally made available to other senior executives of the Employer (the "L.T. Disability Plan"); provided, however, that if the L.T. Disability Plan
                         --------  -------
does not provide coverage as comprehensive as the coverage provided under the Employee's long-term disability insurance policy with UST, the Employee shall be entitled to retain his current long-term disability insurance policy and the Employer shall pay 100% of the premiums due thereunder. The Employee shall also be entitled to participate, at the Employer's sole cost and expense, in the short-term disability insurance plan generally made available to senior executives of the Employer.

     5.5. Life Insurance. The Employee shall be entitled to participate, at the
          --------------
Employer's sole cost and expense, in the life insurance plan of the Employer (the "Life Insurance Plan") generally made available to other senior executives of the Employer; provided, however, that if the Life Insurance Plan does not
                 --------  -------
provide coverage similar to the coverage provided under the Employee's life insurance plan with UST, the Employee shall be entitled to retain his life insurance policy, or obtain a comparable policy, and the Employer shall pay 100% of the premiums due thereunder.

     5.6. D&O Liability Insurance. The Employer shall maintain at all times a
          -----------------------
directors and officers liability insurance policy (the "D&O Policy") and the Employee shall be covered, both in his capacity as an officer and in his capacity as a director of the Employer and VTAI, under the D&O Policy. The cost of such coverage shall be borne by the Employer.

     5.7. 401(k) Plan. The Employee shall be entitled to participate in the
          -----------
Employer's 401(k) Plan and profit sharing plans on the same basis as other senior executive officers of the Employer. The Employee shall be eligible to participate in the Employer's 401(k) Plan and profit sharing plans commencing on the Effective Date.

     5.8. Vacation. The Employee shall be entitled to at least four weeks of
          --------
vacation per fiscal year during which time his compensation shall be paid in full, and any unused vacation time shall accrue from year to year in accordance with the Employer's policy therefor.

     5.9. Expense Reimbursement. The Employee may incur reasonable expenses in
          ---------------------
connection with the promotion of the Employer's business, all upon presentation by the Employee of documentation, expense statements, vouchers and/or such other supporting documentation as the Employer may reasonably request. The Employer shall directly pay, or shall reimburse the Employee, for all of such reasonable expenses.

     5.10. Other Benefits. The Employee shall be entitled to receive such other
           --------------
fringe benefits as are customarily provided by the Employer to senior executives and/or key employees. With respect to the benefits provided under this Agreement, the Employer shall grant the Employee credit for his years of service with UST for calculating the Employee's right to participate in applicable benefit plans and programs and the level of such participation.

        6.  Stock Options. The Employee shall be entitled to participate in the
            -------------
Employer's stock option plans on a basis consistent with other senior executives and/or key employees of Employer.

        7.  Termination.
            -----------

        7.1 Termination Rights of the Parties.
            ---------------------------------

            (a) The Employee may terminate his employment hereunder at any time for Good Reason (as defined below) by giving the Employer thirty (30) days' prior written notice thereof, whereupon such employment shall terminate on the earlier of (i) the 30th day following the date on which such notice is given to the Employer or (ii) any date prior to such 30th day that is specified by the Employer by written notice to the Employee. For purposes of this Agreement, the term "Good Reason" shall mean (i) material breach by the Employer of any of the terms or provisions of this Agreement, (ii) any event of bankruptcy or insolvency in respect of the Employer or VTAI, (iii) any diminution, on a cumulative basis, of the Employee's duties, responsibility or authority to a level less than the duties, responsibility and management authority of the Employee as described in Section 3 above, (iv) the principal place of business at which the Employee performs his duties is changed to a location outside Boston, Massachusetts, (v) removal of the Employee or failure to elect or appoint the Employee as a member of the Board of Directors of Employer or VTAI prior to the Expiration Date, or (vi) the occurrence of a Change of Control (as defined in Section 7.3 hereof).

            (b) The Employee may terminate his employment hereunder for any reason whatsoever at any time by giving ninety (90) days' prior written notice of such termination, whereupon such employment shall terminate on the earlier of
(i) the 90th day following the date on which such notice is given or (ii) any date prior to such 90th day that is specified by the Employer by written notice to the Employee.

            (c) The Employer may terminate the Employee's employment hereunder at any time for Cause (as defined below) by giving the Employee written notice of such termination whereupon such employment shall terminate on the date such written notice is given to the Employee. For purposes of this Agreement, the term "Cause" shall mean (i) any willful misconduct by the Employee which materially injures the Employer, (ii) any act of dishonesty in the Employee's relations with the Employer or any of its directors, employees or vendors which materially injures the Employer, (iii) any act of larceny, embezzlement, conversion or any other similar act involving the misappropriation of Employer funds in the course of the Employee's employment, (iv) any material breach of this Agreement by the Employee which is not cured by the Employee within ten
(10) days after receiving written notice thereof from the Employer, or (v) the conviction of the Employee of any felony which includes moral turpitude.

            (d) The Employer may terminate the Employee's employment hereunder at any time without Cause by giving the Employee ninety (90) days' prior written notice thereof, whereupon such employment shall terminate on the earlier of (i) the 90th day following the date on which such notice is given and (ii) any date prior to such 90th day that is specified by the Employee by written notice to the Employer.

          (e)  The Employee's employment hereunder shall terminate automatically
(i) upon the Employee's death or (ii) on the thirtieth (30th) day following any determination of Disability (as defined below) in accordance with the procedures specified in this Section 7.1(e). For purposes of this Agreement, the term "Disability" shall mean an inability to perform the material services contemplated under this Agreement for a period of six consecutive months. A determination of Disability shall be made by a physician satisfactory to both the Employee and the Employer, provided that, if the Employee and the Employer
                               -------- ----
do not agree on a physician, the Employee and the Employer shall each select a physician and these two together shall select a third physician, who determination as to Disability shall be binding on all parties.

          (f) The effective date of any termination of the Employee's employment hereunder is hereinafter referred to as the "Termination Date."

     7.2  Employee's Right to Compensation Following Termination: Severance
          -----------------------------------------------------------------
Benefits.
--------

          (a) Upon any termination of the Employee's employment hereunder by the Employer or the Employee for any reason whatsoever, or upon any termination of the Employee's employment hereunder on account of his death or Disability, the Employer shall (1) pay to the Employee all Salary accrued by the Employee through the Termination Date, (2) pay to the Employee any accrued but previously unpaid Annual Bonus and (3) pay and make available to the Employee all other benefits accrued by the Employee through the Termination Date pursuant to
Section 5 hereof, all in the manner and at the time provided in said Section 5. Any payments due or benefits owed to the Employee by the Employer under this
Section 7.2(a) shall be paid or made available by the Employer to the Employee's legal representative or heirs, as the case may be, upon the Employee's death or Disability.

          (b) Upon the termination of the Employee's employment hereunder by the Employee for Good Reason pursuant to Section 7.1(a) hereof or by the Employer without Cause pursuant to Section 7.1(d) hereof, the Employer shall provide severance to the Employee by (1) continuing to pay to the Employee the Salary through (i) the first anniversary of the Termination Date, or (ii) the Expiration Date, whichever period is longer, in the manner and at the time provided in Section 5.1 hereof, (2) making a cash lump-sum payment to the Employee in an amount equal to the Prorata Bonus Amount (as defined below) no later than the date on which any Annual Bonus for the fiscal or calendar year in which any such termination of employment occurred would have otherwise been due and payable pursuant to Section 5.2 hereof had the Employee remained employed hereunder throughout such fiscal or calendar year, and (3) paying and making available to the Employee through the (i) first anniversary of the Termination Date, or (ii) the Expiration Date, whichever period is longer, all fringe benefits set forth in Section 5.3 through 5.10 hereof. For purposes of this Agreement, the term "Prorata Bonus Amount" shall mean an amount equal to the
                     ------- ----- ------
product of (A) the fraction computed by dividing (x) the number of days elapsed in the fiscal or calendar year in which the Employee's employment hereunder terminates up to and through the Termination Date, by (y) 365, and (B) the Annual Bonus that would have been due to the Employee pursuant to Section 5.2 hereof if such Employee had remained employed hereunder through the end of the fiscal or calendar year in which the termination occurs. Except as provided under Section 7.3(c) below, the provisions of this Section 7.2(b) shall not be applicable with respect to any termination of the Employee's employment hereunder to the extent that the Employee shall be entitled to severance therefor pursuant to Section
7.3 hereof.

           (c) Upon any voluntary termination of the Employee's employment hereunder by the Employee other than for Good Reason or by the Employer for Cause pursuant to Section 7.1(c) hereof, the Employer shall provide severance to the Employee by making a cash lump-sum payment to the Employee in an amount equal to the Prorata Bonus Amount no later than the date on which any Annual Bonus for the fiscal year in which any such termination of employment occurred would have otherwise been due and payable pursuant to Section 5.2 hereof had the Employer remained employed hereunder throughout such fiscal year. Except to the extent provided in this Section 7.2(c) or as otherwise provided in Section 7.3 hereof, the Employer shall have no severance obligations upon termination of the Employee's employment hereunder in any of the instances contemplated by this
Section 7.2(c).

           (d) Simultaneously with the payment of any Annual Bonus and/or any Prorata Bonus Amount pursuant to this Section 7.2, the Employer shall deliver to the Employee a statement setting forth the computation of such Annual Bonus and/or such Prorata Bonus Amount, as the case may be.

      7.3. Special Severance Upon a Change of Control.
           ------------------------------------------

           (a) Notwithstanding anything in this Agreement (including, without limitation, Section 7.2 hereof) to the contrary, in the event that the Employee's employment under this Agreement is terminated by the Employer for any reason whatsoever (other than for cause), or by the Employee with Good Reason (which for purposes of this Section 7.3(a) shall mean the occurrence of any of the events described in clauses (i), (ii), (iii), (iv) or (v) of the definition of the term Good Reason as set forth in Section 7.1(a) hereof), at any time within the two year period after a Change of Control, the Employer shall, in addition to performing its obligations under 7.2(a) hereof, provide severance to the Employee by (i) continuing to pay to the Employee the Salary through the last business day of the Special Severance Period (as defined in Section 7.3(c) below) in the manner and at the time provided in Section 5.1 hereof, (ii) making a cash lump-sum payment to Employee in an amount equal to the Prorata Bonus Amount no later than the date on which any Annual Bonus for the fiscal or calendar year in which any such termination of employment occurred would have otherwise been due and payable pursuant to Section 5.2 hereof had the Employee remained employed hereunder throughout such fiscal or calendar year, and (iii) paying and making available to the Employee through the last business day of the Special Severance Period all fringe benefits set forth in Section 5.3 through
5.10 hereof.

           (b) For purposes of this Agreement, a "Change of Control" shall be deemed to have occurred upon any of the following events:

            (i) when, pursuant to any transaction or series of transactions, any "person" (as such term is used in Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) becomes a "beneficial owner" (as such term is defined in Rule 13d-3 promulgated under the 1934 Act), directly or indirectly, of securities of the Employer representing thirty-five percent (35%) or more of the total number of votes that may be cast for election of directors of the Employer;

            (ii) any contested election of directors, the result of which is that the individuals who were directors of the Employer immediately before such election shall cease to constitute a majority of the directors serving on the Board of Directors of the Employer or any successor thereof;

            (iii) any merger or consolidation of the Employer with or into another corporation or entity where the Employer is not the survivor;

            (iv) a sale or disposal by the Employer of substantially all of its assets to another corporation, entity or person; or

            (v) any tender or exchange offer, or other business combination, the result of which is the persons who were directors of the Employer before such transaction shall cease to constitute a majority of the directors serving on the Board of Directors of the Employer or any successor thereof.

            (c) For purposes of Section 7.3(a) above, the term "Special Severance Period" shall mean a period of time, commencing on the Termination Date, equal to three months for each calendar quarter through which the Employee shall have been employed hereunder; provided, however, that in no event shall
                                    --------  -------
such period have a total duration of less than one (1) year from the Termination Date or more than three years from the Termination Date; and provided, further,
                                                         --- --------  -------
that in no event shall such period have a total duration of less than the severance period applicable under Section 7.2(b) above.

        7.4 Mitigation. The Employee shall be under no obligation to mitigate
            ----------
the amount of any severance payments provided for in Sections 7.2 and 7.3 hereof or to seek other employment following any termination of employment hereunder, and any amounts he may earn in any other employment shall not reduce or offset the severance payments or other amounts due hereunder.

        7.5 No Offset. The Employer shall not be entitled to setoff, offset,
            ---------
reduce or otherwise withhold any compensation due by the Employer to the Employee hereunder. In the event that the Employer shall have any claim against the Employee hereunder, the Employer's only remedy shall be to commence an action at law or equity against the Employee seeking damages or injunctive relief.

     8.   General Provisions.
          ------------------

     8.1  Acceleration. In the event of any failure by the Employer to pay any
          ------------
of the amounts due and payable to the Employee under Section 7.2 or 7.3 hereof, or in the event of the filing of any bankruptcy petition by or against the Employer or VTAI, or the appointment of a receiver to wind up and liquidate the Employer or VTAI, at any time after the Termination Date, the Employee shall be entitled to accelerate any and all amounts due and payable by the Employer to the Employee under this Agreement. Any such right of acceleration shall not be in lieu of, or otherwise limit, any remedies available to the Employee at law or in equity.

     8.2  Entire Agreement.  This Agreement represents the entire agreement of
          ----------------
the parties and supersedes any prior understandings, agreements or representations by and between the Employer, the Employee, UST and VTAI with respect to the arrangements contemplated hereby, including without limitation, a Severance Agreement between UST and the Employee dated March 2, 1996. No prior agreement, whether written or oral, shall be construed to change, amend, alter, repeal or invalidate this Agreement. This Agreement may be amended only by a written instrument executed in one or more counterparts by the parties.

     8.3  Waiver.  No consent to or waiver of any breach or default in the
          ------
performance of any obligations hereunder shall be deemed or construed to be a consent to or waiver of any other breach or default in the performance of any of the same or any other obligations hereunder. Failure on the part of either party to complain of any act or failure to act of the other party or to declare the other party in default, irrespective of the duration of such failure, shall not constitute a waiver of rights hereunder and no waiver hereunder shall be effective unless it is in writing, executed by the party waiving the breach or default hereunder.


     8.4  Assignment.  This Agreement shall be binding upon and inure to the
          ----------
benefit of the parties hereto, their respective successors and assigns and, in the case of the Employee, his heirs. Neither the Employee nor the Employer may assign or transfer any or all of their respective rights or obligations under this Agreement.

     8.5  Venue.  Subject to the provisions on arbitration in Section 8.12
          -----
below, in case of any dispute hereunder, the parties will submit to the exclusive jurisdiction and venue of any court of competent jurisdiction sitting in Suffolk County, Massachusetts, and will comply with all requirements necessary to give such court jurisdiction over the parties and the controversy.

     8.6  Severability.  All headings and subdivisions of this Agreement are
          ------------
for reference only and shall not affect its interpretation. In the event that any provision of this Agreement should be held unenforceable by a court of competent jurisdiction, such court is hereby authorized to amend such provision so as to be enforceable to the fullest extent permitted by law, and all remaining provisions shall continue in full force without being impaired or invalidated in any way.

     8.7  Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the Commonwealth of Massachusetts, without regard to its conflict of laws principles.

    8.8.  Survival. The provisions of Sections 5, 6, 7, and 8 shall survive any
          --------
termination of this Agreement or of the employment relationship of the Employee and the Employer, including any termination of such employment relationship at any time on or after the expiration of the term of this Agreement as set forth in Section 2 hereof. Without in any way or to any extent limiting the generality of the foregoing, the parties hereby expressly agree that the provisions of
Section 7 hereof (other than Section 7.1(d) under which prior written notice of termination shall be thirty (30) days) shall survive the expiration of the term of this Agreement as set forth in Section 2 hereof, it being the intention of the parties hereto that the Employee shall be entitled to compensation and severance as set forth in Section 7 hereof, upon any termination of the employment relationship of the Employee and the Employer at any time after the expiration of the term of this Agreement, all to the same extent as if the Employee were employed under the terms of this Agreement at the time of such termination.

    8.9.  Notices. All notices required or permitted under this Agreement shall
          -------
be in writing and shall be deemed effective upon personal delivery or three days after deposit in the United States Post Office, by registered or certified mail, postage prepaid, return receipt requested, addressed to the other party at the address shown above, or at such other address or addresses of which either party shall notify the other in accordance with this Section 8.9.

    8.10. Counterparts. This Agreement may be executed in counterparts, all of
          ------------
which together shall for all purposes constitute one Agreement, binding on each of the parties hereto notwithstanding that each such party shall not have signed the same counterpart.

    8.11. Attorneys' Fees. Each party agrees that the losing party in any suit
          ---------------
or action shall reimburse the prevailing party for its reasonable costs, expenses and attorneys' fees incurred in any action or suit brought to determine the rights of the parties hereunder.

    8.12. Arbitration. Any disputes arising out of this Agreement between the
          -----------
Employee and the Employer shall be settled by binding arbitration to be held in Suffolk County, Massachusetts, in accordance with the rules of the American Arbitration Association. Judgment upon any award rendered by any arbitrator may be entered in any court having jurisdiction. The statute of limitations, estoppel, waiver, laches, and similar doctrines which would otherwise be applicable in any action brought by a party shall be applicable in any arbitration proceeding, and the commencement of an arbitration proceeding shall be deemed the commencement of any action for these purposes.

    8.13. Indemnification. Employer shall indemnify, defend and hold harmless
          ---------------
Employee from and against any and all actions, claims, liabilities, demands and proceedings asserted against Employee for reason of the fact that Employee is or was an employee or officer of the Employer and VTAI on or after the date hereof to the fullest extent permitted under the laws of the State of Delaware.

    IN WITNESS WHEREOF, the parties have signed this agreement as of the date written above as a sealed instrument.

                                       VIEW TECH, INC.

                                       By: /s/ Robert G. Hatfield
                                           -------------------------------
                                           Name:
                                           Title: Chairman
                                                  ------------------------

                                           /s/ Franklin A. Reece, III
                                           -------------------------------
                                           Franklin A. Reece, III


119117